UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

OncoVista Innovative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28347	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000

Aviation Upgrade Technologies, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2007, the Registrant’s subsidiary, OncoVista, Inc. (“OncoVista”), completed the purchase of 576,222 shares of common stock of AdnaGen AG (“AdnaGen”) from BioMed Venture GmbH (“BioMed”) in consideration for €400,000 (approximately US$600,000), pursuant to the terms of a Share Purchase Agreement between OncoVista and BioMed dated November 30, 2007. As a result of the purchase, OncoVista owns 85% of the issued and outstanding shares of AdnaGen.

The foregoing description is a summary and is qualified in its entirety by the Share Purchase Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein. A press release dated December 17, 2007, discussing the transaction, is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Share Purchase Agreement between BioMed Venture GmbH and OncoVista, Inc.

99.1	Press Release dated December 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2008

OncoVista Innovative Therapies, Inc.

By:	/s/ Alexander L. Weis, Ph.D.
Name:	Alexander L. Weis, Ph.D.
Title:	Chief Executive Officer